14
                       SOUTHERN CALIFORNIA EDISON COMPANY

                        Authorized Officer's Certificate
                    Pursuant to Section 301 of the Indenture


         Mary C. Simpson, an Authorized Officer of Southern California Edison Company, a California corporation (the "Company"), acting pursuant to the July 20, 1995, January 18, 1996, and February 18, 1999, resolutions of the Board of Directors of the Company (the "Board Resolutions") hereby determines that:

         1. The Company shall issue a series of the Debt Securities referred to in the Board Resolutions under the Indenture, dated as of January 15, 1993 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), in accordance with the following terms:

                  (a) The title of the Securities shall be the "Floating Rate Notes, Due 2000" (the "Notes").

                  (b)  The  aggregate  principal  amount  of  the  Notes  to  be authenticated and delivered under the Indenture shall be limited to $175,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture).

                  (c) The Notes shall mature on October 25, 2000.

                  (d) The Company will pay interest on the Notes on the 25th day of each month, commencing on November 25, 1999, through the maturity date of October 25, 2000. Interest will accrue from the issue date of October 25, 1999 and will be paid to Holders of record on the fifteenth calendar day before each Interest Payment Date. If any scheduled Interest Payment Date falls on a day that is not a Business Day, it will be postponed to the following Business Day. If the maturity date of the Notes falls on a day which is not a Business Day, the Company will make the required payment of principal and/or interest on the following day which is a Business Day as if it were made on the date the payment was due. Interest will not accrue as a result of this delayed payment.

                  The Notes will bear interest for each monthly Interest Period (as defined below) at a per annum rate determined by the Calculation Agent (as defined below), subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each monthly Interest Period will be equal to LIBOR (as defined below) on the second London Business Day (as defined below) immediately preceding the first day of such Interest Period plus 0.10%; provided, however, that in certain circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the Notes, the Company and the Trustee.

                  If  the   following   circumstances   exist  on  any  Interest
         Determination Date (as defined below), the Calculation Agent shall determine the interest rate for the Notes as follows:

                           (1) In the event no Reported Rate (as defined below) appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m. London time on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which one month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.10%.

                           (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of one month for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.10%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

                  Upon the request of a Holder of the Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

                  Interest on the Notes will be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by 360. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

                  "Calculation Agent" means Harris Trust and Savings Bank, or its successor appointed by the Company, acting as calculation agent.

                  "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

                  "Interest Period" means the period commencing on an Interest Payment Date for the Notes (or commencing on the issue date for the Notes, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date for the Notes.

                  "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of one month for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m. London time on the Interest Determination Date (the "Reported Rate").

                  "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

                  "Telerate Page 3750" means the display designated on page 3750 on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  (e) Payment of the principal of, premium if any, and interest on, the Notes will be made at the Corporate Trust Office of Harris Trust and Savings Bank maintained for that purpose in the City of
         Chicago, State of Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company.

                  (f) The Notes may not be redeemed at any time prior to the Stated Maturity of the principal thereof.

                  (g) The Company shall not be obligated to redeem, repay or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of the Holder thereof.

                  (h) The Notes shall be issued in whole in the form of one or more Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York.

                  (i) The Notes shall not be subject to discharge and defeasance at the option of the Company pursuant to Section 1301 of the Indenture.

                  (j) The Trustee, Authenticating and Paying Agent, transfer agent, registrar and Calculation Agent with respect to the Notes shall be Harris Trust and Savings Bank.

         2. The form and terms of the Notes, attached hereto as Annex A, are hereby approved.

         3. Salomon Smith Barney Inc.(the "Underwriter") proposes to offer the Notes at an initial offering price of 100% of their principal amount. The purchase price of the Notes to be paid by the Underwriter shall be 99.98% of their principal amount. The Underwriting Agreement, dated October 20, 1999, between the Company and the Underwriter, relating to the Notes, attached hereto as Annex B, is hereby approved.

         4. The undersigned has read the provisions of Section 301 of the Indenture and the definitions in the Indenture relating thereto, the Board Resolutions and other corporate documents and records. In the opinion of the undersigned, she has made such examination or investigation as is necessary to enable her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the forms of and terms of a series of Debt Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

         5. Capitalized terms used in this certificate and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of October 20, 1999.



                                                          Mary C. Simpson
                                                          Mary C. Simpson
                                                         Assistant Treasurer

                                                                        ANNEX A

This Debt Security is a Global Security within the meaning of the Indenture hereafter referred to and is registered in the name of a Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless otherwise defined herein, all capitalized items shall have the same meanings ascribed to them in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                       SOUTHERN CALIFORNIA EDISON COMPANY
            (Incorporated under the laws of the State of California)

                          FLOATING RATE NOTES, DUE 2000


No. R-1                                                            $175,000,000
                                                          CUSIP NO. 842400 ED 1



         Southern California Edison Company, a corporation duly organized and existing under the laws of the State of California (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred and Seventy-Five Million Dollars ($175,000,000) on October 25, 2000, and to pay interest thereon from October 25, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly on the 25th day of each month, commencing on November 25, 1999, at a floating rate per annum based on the one month LIBOR rate plus 0.10% calculated as set forth on the reverse hereof, until the principal hereof is paid or made available for payment, and at such rate per annum on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day before such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of and premium, if any, and interest on this Debt Security will be made at the office or agency of Harris Trust and Savings Bank, Trustee, Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company.

         Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:  October 25, 1999                   SOUTHERN CALIFORNIA EDISON COMPANY


                                          By       Alan J. Fohrer
                                             ----------------------------------
                                                 Executive Vice President
                                                 and Chief Financial Officer

ATTEST:

Bonita J. Smith
----------------------------
Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series referred to in the within-mentioned Indenture.

                                          HARRIS TRUST AND SAVINGS BANK,
                                          as Trustee


                                          By ______________________________
                                                    Authorized Signatory

                                 Reverse of Bond

         This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 15, 1993 (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, limited in aggregate principal amount to $175,000,000.

         The Debt Securities will bear interest for each monthly Interest Period (as defined below) at a per annum rate determined by the Calculation Agent (as defined below), subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each monthly Interest Period will be equal to LIBOR (as defined below) on the second London Business Day (as defined below) immediately preceding the first day of such Interest Period plus 0.10%; provided, however, that in certain circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the Debt Securities, the Company and the Trustee. If any scheduled Interest Payment Date falls on a day that is not a Business Day, it will be postponed to the following Business Day. If the maturity date of the Debt Securities falls on a day which is not a Business Day, the Company will make the required payment of principal and/or interest on the following day which is a Business Day as if it were made on the date the payment was due. Interest will not accrue as a result of this delayed payment.

         If the following circumstances exist on any Interest Determination Date (as defined below), the Calculation Agent shall determine the interest rate for the Debt Securities as follows:

         (1) In the event no Reported Rate (as defined below) appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m. London time on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which one month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.10%.

         (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on an Interest Determination

         Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of one month for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.10%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

         Upon the request of a Holder of the Debt Securities, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

         Interest on the Debt Securities will be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by 360. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

         "Calculation Agent" means Harris Trust and Savings Bank, or its successor appointed by the Company, acting as calculation agent.

         "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

         "Interest Period" means the period commencing on an Interest Payment Date for the Debt Securities (or commencing on the issue date for the Debt Securities, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date for the Debt Securities.

         "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of one month for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m. London time on the Interest Determination Date (the "Reported Rate").

         "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

         "Telerate Page 3750" means the display designated on page 3750 on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers'
Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         This Debt Security may not be redeemed at any time prior to the Stated Maturity of the principal hereof.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

         No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of not less than 25% in principal amount of the Debt Securities of this series (or, in the case of certain Events of Default under the Indenture, not less than 25% in principal amount of all Securities) at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest of this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor, of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM   -  as tenants in common            UNIF GIFT MIN ACT -

TEN ENT   -  as tenants by the entireties   __________Custodian_______________
                                              (Cust)               (Minor)
JT TEN    -  as joint tenants with right    under Uniform Gifts of Minors
             of survivorship and not as     Act_______________________________
             tenants in common                        (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee


_______________________________________________________________________________

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


_______________________________________________________________________________

_______________________________________________________________________________
the Debt Security and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________ Attorney
to transfer the said Debt Security on the books of the Company, with full power of substitution in the premises.

Dated:____________________   __________________________________________________


                             __________________________________________________
                     NOTICE: The signature to this assignment must correspond
                             with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.